Exhibit 23(b)

                          INDEPENDENT AUDITOR'S CONSENT



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Mid Penn Bancorp, Inc. (the "Registrant"), filed with the Commission in connection with the registration of 148,250 shares of common stock, par value $1.00 per share, of our report, dated January 13, 1998, relating to the financial statements of the Registrant and Subsidiary included in its Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" in the Proxy Statement/ Prospectus.


                                         /s/ Parente, Randolph, Orlando, Carey
                                             & Associates
                                             ---------------------------------
April 30, 1998                               Parente, Randolph, Orlando, Carey
Williamsport, Pennsylvania                        & Associates